Exhibit 99.1

(1)                                  The Reporting Persons beneficially own Series A-4 shares of Class A Common Stock (“Class A Shares”).  A holder of Class A Shares may, from time to time prior to a Mandatory Conversion Date (as such term is used and defined in the Issuer’s Certificate of Incorporation (the “Charter”) and which shall be no later than May 31, 2015, according to the Charter), elect to convert some, or all, of its Class A Shares in order to sell the resulting shares of the Issuer’s Class P Common Stock (“Common Shares”) to a third party or to make a distribution of such resulting Common Shares to its investors or partners. The Class A Shares also may convert into Common Shares in connection with the occurrence of a Mandatory Conversion Date in accordance with the Charter. The formula for the conversion of Class A Shares into Common Shares, as well as the terms and conditions of such conversions, are specified in Article Fourth of the Charter, filed as Exhibit 3.1 of the Issuer’s Amendment No. 3 to the Registration Statement on Form S-1, filed with the Securities and Exchange Commission on January 26, 2011.

(2)                                  By Carlyle Partners IV Knight, L.P. TCG Holdings, L.L.C. exercise investment discretion over the shares held by Carlyle Partners IV Knight, L.P. through its indirect subsidiary, TC Group IV, L.P. TC Group IV, L.P. is the sole general partner of Carlyle Partners IV Knight, L.P. TC Group IV Managing GP, L.L.C. is the sole general partner of TC Group IV, L.P. TC Group, L.L.C. is the sole managing member of TC Group IV Managing GP, L.L.C. TCG Holdings, L.L.C. is the sole managing member of TC Group, L.L.C. Accordingly, TC Group IV, L.P., TC Group IV Managing GP, L.L.C., TC Group, L.L.C. and TCG Holdings, L.L.C. each may be deemed to share beneficial ownership of the Class A shares owned of record by Carlyle Partners IV Knight, L.P. Each such entity expressly disclaims beneficial ownership of any such securities, except to the extent of its pecuniary interest therein.  William E. Conway, Jr., Daniel A. D’Aniello and David M. Rubenstein are managing members of TCG Holdings, L.L.C. and, in such capacity, may be deemed to share beneficial ownership of the Class A shares beneficially owned by TCG Holdings, L.L.C. Such individuals expressly disclaim any such beneficial ownership.

(3)                                  By CP IV Coinvestment, L.P. TCG Holdings, L.L.C. exercise investment discretion over the shares held by CP IV Coinvestment, L.P. through its indirect subsidiary, TC Group IV, L.P. TC Group IV, L.P. is the sole general partner of CP IV Coinvestment, L.P. TC Group IV Managing GP, L.L.C. is the sole general partner of TC Group IV, L.P. TC Group, L.L.C. is the sole managing member of TC Group IV Managing GP, L.L.C. TCG Holdings, L.L.C. is the sole managing member of TC Group, L.L.C.  Accordingly, TC Group IV, L.P., TC Group IV Managing GP, L.L.C., TC Group, L.L.C. and TCG Holdings, L.L.C. each may be deemed to share beneficial ownership of the Class A shares owned of record by CP IV Coinvestment, L.P.  Each such entity expressly disclaims beneficial ownership of any such securities, except to the extent of its pecuniary interest therein.  William E. Conway, Jr., Daniel A. D’Aniello and David M. Rubenstein are managing members of TCG Holdings, L.L.C. and, in such capacity, may be deemed to share beneficial ownership of the Class A shares beneficially owned by TCG Holdings, L.L.C. Such individuals expressly disclaim any such beneficial ownership.